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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240

                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
             November 6, 2001, November 9, 2001, November 16, 2001,
            November 19, 2001, November 29, 2001, December 12, 2001,
              December 20, 2001, January 9, 2002, February 1, 2002,
            February 18, 2002, April 30, 2002, November 18, 2002 and
                                November 22, 2002

                                       of

                                  FINDWHAT.COM

      Global Financial Resources Inc. ("Global") sold the following number of shares of our common stock pursuant to a private sale on the date and at the per share price set forth below:

-     35,000 shares on December 5, 2002 at $3.75 per share.

This sale was effected by Union Securities Ltd., as agent, at no commission charge to Global. Immediately following this sale, Global beneficially owned no shares of our common stock.

      On December 12, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $6.69.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is December 13, 2002.